# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEVADA GOLD HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2010, AT 6:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3791942 8100

100911949

AUTHENTICATION: 8230882

DATE: 09-16-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:15 PM 09/15/2010
FILED 06:15 PM 09/15/2010
SRV 100911949 - 3791942 FILE

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF NEVADA GOLD HOLDINGS, INC.

**Under Section 242 of the Delaware General Corporation Law**

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NEVADA GOLD HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation")

DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent, in lieu of a meeting, of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended to date (the "Amendment"), and declaring that such Amendment is advisable and that such Amendment should be submitted to the stockholders of the Corporation for approval. The resolution setting forth the proposed Amendment is as follows:

> RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to add the following paragraph to the end thereof (the "Amendment"):
>
> > Reverse Stock Split. Each fifteen (15) of the issued and outstanding shares of Common Stock as of the time the certificate containing this amendment becomes effective (the ''Split Effective Time''), shall be combined and converted (the "Reverse Split") automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation, at its discretion, shall either: (a) pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Time); or (b) round such fraction up to the next whole integer. Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ''Old Certificate'') shall be entitled to receive upon surrender of such Old Certificate to the Corporation's transfer agent for cancellation, a certificate (a ''New Certificate') representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof. The amount of capital represented by the shares of Common Stock outstanding in the aggregate immediately after the Split Effective Time shall be adjusted by the transfer of One Tenth of One Cent ($0.001) from the capital account of the Common Stock to the additional paid in capital account for each share of Common Stock fewer outstanding immediately following the Reverse Split than immediately prior to the Reverse Split, such transfer to be made at the Split Effective Time.

SECOND: Thereafter, pursuant to resolutions of the Corporation's Board of Directors, the Amendment was submitted to the stockholders of the Corporation for approval by written consent of Stockholders in lieu of a meeting, and Stockholders holding the necessary number of shares as required by statute consented in writing to the Amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: Said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

**[Signature page follows immediately]**

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by David Rector, its Chief Executive Officer, as of this 15th day of September 2010.

**NEVADA GOLD HOLDINGS, INC.**

By: ______________________

Name: David Rector

Title: Chief Executive Officer